SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 22, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

Eight Greenwich Office Park, Third Floor, Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 23, 2005, Security Capital Corporation (the “Company”) issued a press release announcing that the American Stock Exchange halted trading of the Company’s shares on June 22, 2005 due to a marked increase in the trading price and a higher than average trading volume of the shares.  The Company knows of no corporate reason for such volatility of its stock.

As the Company announced on June 7, 2005, the Board of Directors, upon the recommendation of the Special Committee of the Board of Directors, has switched to a formal sale process for the Company and has retained UBS Securities LLC to conduct the process.  As the Company announced on June 13, 2005, the Company received a revised offer from Robert J. Bossart, Jonathan R. Wagner, Richard T. Kurth and certain other current and former members of the senior management team of CompManagement, Inc., along with their other equity partners, to acquire all of the outstanding capital stock of the Company at a price of $13.00 per share and referred such offer to UBS Securities LLC for consideration in connection with the formal sale process.  As the Company also announced on June 13, 2005, the Company does not intend to make any further announcements regarding the receipt of future offers.  In addition, the Company does not intend to update the market with respect to any further developments relating to the formal sale process until it is appropriate to do so.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

99.1                           Press Release of Security Capital Corporation, dated June 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 24, 2005

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
Name: William R. Schlueter
Title: Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated June 23, 2005.